UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 4, 2019
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	Nasdaq Global Market

Item 1.01. Entry into a Material Definitive Agreement.

Development Funding and Royalties Agreement with Ligand Pharmaceutical Incorporated
On May 4, 2019, Novan, Inc. (the “Company”) entered into a development funding and royalties agreement (the “Funding Agreement”) with Ligand Pharmaceutical Incorporated (“Ligand”), pursuant to which Ligand provided funding to the Company of $12.0 million, which the Company will use to pursue the development and regulatory approval of SB206, a topical anti-viral gel being developed for the treatment of molluscum contagiosum (“molluscum”), a contagious skin infection caused by the molluscipoxvirus (“SB206”).
Pursuant to the Funding Agreement, the Company will pay Ligand up to $20.0 million in milestone payments upon the achievement by the Company of certain regulatory and commercial milestones associated with SB206 or any product that incorporates or uses NVN1000, the active pharmaceutical ingredient for the Company’s clinical stage product candidates, for the treatment of molluscum (the “Products”). In addition to the milestone payments, the Company will pay Ligand tiered royalties ranging from 7% to 10% based on aggregate annual net sales of the Products in the United States, Mexico or Canada.
Unless earlier terminated, the Funding Agreement will continue for so long as payments are due or payable under the Funding Agreement. Ligand may terminate the Funding Agreement in the event of an uncured material breach by the Company, which, in certain circumstances, could cause the Company to be required to repay the amount paid by Ligand under the Funding Agreement, less any payments made to Ligand by the Company under the Funding Agreement as of the effective date of the termination.
The foregoing description of the Funding Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Funding Agreement, which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission (the “Commission”), as permitted by the rules of the Commission.
Item 7.01. Regulation FD Disclosure.
On May 6, 2019, the Company issued a press release announcing entry into the Funding Agreement. The full text of this press release is furnished herewith as Exhibit 99.1 to this Current Report and incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in Item 7.01 of this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 6, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: May 9, 2019	By:	/s/ G. Kelly Martin

G. Kelly Martin
Chief Executive Officer